                                 EXHIBIT 23(a)

                   EXHIBIT 23(a) - CONSENT OF ERNST & YOUNG


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Russell Corporation for the registration of 339,455 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1994, with respect to the consolidated financial statements and schedules of Russell Corporation included and incorporated by reference in its Annual Report (Form 10-K) for the year ended January 1, 1994, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG

Birmingham, Alabama
June 24, 1994